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                                            September 16, 2004



Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York  10017-3909

                Re: Cohen & Steers Special Equity Fund, Inc.
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Ladies and Gentlemen:

                  We have acted as special Maryland counsel to Cohen & Steers Special Equity Fund, Inc. (to be renamed Cohen & Steers Realty Focus Fund, Inc.), a Maryland corporation (the "Company"), in connection with the Company's filing of Post-Effective Amendment No. 12 to its Registration Statement on Form N-1A, Securities Act File No. 333-21993; 1940 Act Registration No. 811-08059 (the "Registration Statement"), and the Company's future issuance of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, and Class I Common Stock, each with a par value of $.001 per share (each such class, a "Class" and, collectively, the "Shares").

                  We have reviewed the Company's Charter and Bylaws. We have examined the Prospectuses and Statement of Additional Information (the "SAI") included in the Registration Statement, substantially in the form in which it is to become effective (the Prospectuses and the SAI, collectively, the "Prospectuses"). We have further examined and relied on a certificate of the Maryland State Department of Assessments and Taxation to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and in good standing and duly authorized to transact business in the State of Maryland.

                  We have also examined and relied on such corporate records of the Company and other documents and certificates with respect to factual matters as we have deemed necessary to render the opinion expressed herein. We have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.





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Simpson Thacher & Bartlett LLP
September 16, 2004
Page 2




                  Based on such examination, we are of the opinion that:

                  1. The Company has been duly organized and is validly existing and in good standing as a Maryland corporation.

                  2. To the extent of the respective number of Shares of each Class authorized to be issued by the Company in its Charter, the Shares to be offered for sale pursuant to the Prospectuses are duly authorized and, when hereafter sold, issued and paid for at their respective net asset values as contemplated in the Prospectuses, will have been validly and legally issued and will be fully paid and nonassessable under the laws of the State of Maryland.

                  This letter expresses our opinion with respect to the Maryland General Corporation Law governing matters such as due organization and the authorization and issuance of stock (including the statutory provisions, all applicable provisions of the Maryland Constitution, and reported judicial decisions interpreting the foregoing). It does not extend to the securities or "blue sky" laws of Maryland. We express no opinion with respect to federal securities laws or other laws of the United States, nor to the laws of any other jurisdiction.

                  You may rely on our foregoing opinion in rendering your opinion to the Company that is to be filed as an exhibit to the Registration Statement. This opinion may not be relied on by any other person or for any other purpose without our prior written consent. This opinion is rendered as of the date hereof. We assume no obligation to supplement or update this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement. We do not thereby admit that we are "experts" within the meaning of the Securities Act of 1933 and the regulations thereunder.


                                                     Very truly yours,

                                                     Venable LLP